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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated February 14, 2001 is made by and between Kimco Realty Corporation (the "Company"), a Maryland corporation, and David Henry (the "Executive").

                                    RECITALS:


         A. It is the desire of the Company to assure itself of the management services of the Executive by engaging the Executive as Vice Chairman and Chief Investment Officer of the Company.

         B. The Executive desires to commit himself to serve the Company on the terms herein provided.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

         1    Certain Definitions.

         (a)  "Base Salary" is defined in Section 5(a).

         (b)  "Benefits" is defined in Section 5(e).

         (c)  "Bonus" is defined in Section 5(b).

         (d) "Calendar Quarter" shall mean each of the three-month periods ending March 31, June 30, September 30 and December 31 of each year.

         (e) "Cause" For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) a reasonable finding by the Board that he has materially harmed the Company through a material act of dishonesty in the performance of his duties hereunder, (ii) his conviction of a felony, or (iii) his failure to perform his material duties under this Agreement (other than a failure due to disability) after written notice from the Board of Directors of the Company specifying the failure and a reasonable opportunity (of at least 30 days duration) to cure (it being understood that if his failure to perform is not of a type requiring a single action to cure fully, that he may commence the cure within 30 days after such written notice and thereafter diligently prosecute such cure to completion).

         (f) "Disability" shall mean the absence of the Executive from the Executive's duties to the Company on a full-time basis for a total of 16 weeks during any 12 month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (g)  "Effective Date" shall mean April 16, 2001.

         (h) "Good Reason" shall mean the Company's breach of any material term of this Agreement including the second sentence of Section 10.

         (i)  "Stock Options" is defined in Section 5(c).

         (j)  "Term of Employment" is defined in Section 2.


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         2    Employment. The Company shall employ the Executive, and the
Executive shall enter the employ of the Company, in the position set forth in
Section 3 and upon the other terms and conditions herein provided. Unless sooner terminated as provided herein, this Agreement and the term of employment hereunder (the "Term of Employment") shall commence on the Effective Date and expire on the fifth anniversary of such date, provided that the Term of Employment shall automatically be extended in successive one year terms unless either party hereto gives written notice of non-extension to the other (pursuant to Section 13) no later than three months prior to the end of the otherwise applicable term.

         3    Position.  During the Term of Employment, the Executive shall serve as Vice Chairman and Chief Investment Officer of the Company.

         4    Place of Performance. In connection with his employment during the
Term of Employment, the Executive shall be based at the Company's principal executive offices in New Hyde Park, NY, or such other location as shall be agreed between the Executive and the Company.

         5    Compensation and Related Matters.

              (a) Base Salary. During the Term of Employment the Executive shall receive a base salary ("Base Salary") at a rate of $500,000 per annum (or such greater amount as shall be determined by the Company's Chief Executive Officer), payable monthly or more frequently in accordance with the Company's practice as applied to other senior executives. Such base salary shall be reviewed at least annually.

              (b) Bonus. As additional compensation for services rendered, the Executive shall receive a bonus ("Bonus") in cash as of the latest day in each Calendar Quarter any part of which falls within the Term of Employment. The amount of the Bonus shall be one-quarter of the product of $250,000 and the Employment Fraction for the Calendar Quarter period in question (the "Guaranteed Bonus") or such higher amount as the Board in its sole discretion shall determine. The "Employment Fraction" for a Calendar Quarter is the fraction of such period which falls within the Term of Employment.

              (c) Equity Compensation. Executive shall be eligible to be granted options with respect to the Company's common stock ("Stock Options") pursuant to an agreement under the Stock Option Plan for Key Employees and Outside Directors of Kimco Realty Corporation (the "Option Plan"). The amount, terms and conditions of any such grant shall be determined in the sole discretion of the Company's Board of Directors or committee thereof. Executive shall initially be granted 25,000 shares of the Company's common stock. Additionally, the Executive shall receive 250,000 Stock Options of the Company's common stock. The Stock Options with respect to a maximum of 25,000 of these shares shall be granted with intent that they qualify as "incentive stock options" as defined in Section 422 (b) of the Internal Revenue Code of 1986 as amended.

               (i) If Executive is employed by the Company on the tenth anniversary of the Effective Date, on such date the Company shall grant Executive 25,000 shares of the Company's common stock.

              (d) Automobile. During the period of employment, Executive shall be entitled to an automobile and driver.

              (e) Benefits. During the Term of Employment, the Executive shall be entitled to participate in or receive benefits under the employee benefit plans (including health, welfare and insurance plans) and other arrangements made available by the Company to its senior employees generally (collectively "Benefits"), subject to and on a basis

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         consistent with the terms, conditions and overall administration of such plans or arrangements. Additionally, Executive shall receive a life insurance policy in the amount of $3,500,000.

              (f) Business Expenses. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties to the Company hereunder.

              (g) No Waiver. The Executive shall also be entitled to such other benefits or terms of employment as are provided by law.

         6    Termination. The Executive's employment hereunder may be
terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

              (a) Death. The Executive's employment hereunder shall terminate upon his death.

              (b) Disability. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of Employment, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Base Salary and Benefits until the date of termination.

         This subsection 6(b) shall not limit the entitlement of the Executive, his estate or beneficiaries to any disability or other benefits then available to the Executive under any disability insurance or other benefit plan or policy which is maintained by the Company for the Executive's benefit.

              (c) Cause. The Company may terminate the Executive's employment hereunder for Cause.

              (d) Without Cause. The Company may terminate the Executive's employment hereunder without Cause upon thirty days notice. The giving of a notice of non-extension as described in Section 2 shall not be deemed to constitute a termination without Cause.

              (e) For Good Reason. The Executive may resign his employment upon thirty days notice for Good Reason.

              (f) Notice of Termination. Any termination of the Executive's employment hereunder (other than by reason of the Executive's death) shall be communicated by a notice of termination to the other parties hereto. For purposes of this Agreement, a "notice of termination" shall mean a written notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision indicated and (iii) specifies the effective date of the termination.


         7    Benefits upon Termination of Employment.

              (a) Termination upon Death or Disability: If the Executive's employment shall terminate by reason of his death (pursuant to Section 6(a)) or by reason of his Disability (pursuant to Section 6(b)), the Company shall continue to pay to, or on behalf of, the Executive his Base Salary at the time of his Death or Disability and Guaranteed Bonus and to make all necessary payments for and provide all Benefits to the

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         Executive under this Agreement pursuant to Section 5(e) until the effective date of his termination and any Stock Options of Executive shall become fully vested as of such effective date of termination.

              (b) Termination without Cause: If the Executive's employment shall terminate without Cause (pursuant to Section 6(d)) or for Good Reason (pursuant to Section 6(e)),

                           (i) the Company shall continue, on its regular
                  payroll dates, to pay the Executive his Base Salary at the time of his termination without cause and Guaranteed Bonus and to make all necessary payments for and provide all Benefits to the Executive under this Agreement for a period from the effective date of his termination of employment equal to the greater of

                               (A) the duration of the remaining Term of
                           Employment (without extension) and

                               (B) one year; and

                           (ii) any Stock Options of Executive which have not
                  become vested and have not otherwise expired as of such date of termination, shall thereupon become vested and exercisable.

              (c) Other Terminations of Employment: Should the Executive's employment hereunder terminate by reason of expiration of the Term of Employment or for any other reason not set forth in subsections (a) -
         (b) above, then any Stock Options not then vested shall be forfeited and the Company shall have no other obligation of any kind hereunder to the Executive, except to the extent that any obligation to the Executive hereunder remains unpaid.

         8    Survival. The expiration or termination of the Term of Employment shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

         9    Disputes. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in New York, New York in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

              The prevailing party in any such proceeding shall be entitled to collect from the other party, all legal fees and expenses reasonably incurred in connection therewith.

         10   Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. The Company shall cause any successor to all or substantially all of its assets or business to assume this Agreement.

         11   Governing Law. This Agreement is being made and executed in and is intended to be performed in the State of New York, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York without regard to its choice of law rules.

         12   Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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         13   Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent, by telex, telecopy, facsimile transmission, or certified or registered mail, postage prepaid, as follows:

         If to the Company, addressed to:

                  3333 New Hyde Park Rd.
                  New Hyde Park, NY 11042
                    Att: Vice President of Human Resources

         If to the Executive, to him at the address set forth below under his signature;

or at any other address as any party shall have specified by notice in writing to the other parties in accordance herewith.

         14   Counterparts. This Agreement may be executed in several
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         15   Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

         16   Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a disinterested director of the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

         17 No Effect on Other Contractual Rights. Notwithstanding Section 6, the provisions of this Agreement, and any other payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive under any other agreement between the Executive and the Company, or in any way diminish the Executive's rights under any employee benefit plan, program or arrangement of the Company to which he may be entitled as an employee of the Company. Upon the execution hereof the Original Agreement shall be of no further force or effect.

         18   No Inconsistent Actions; Cooperation.

              (a) The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

              (b) Each of the parties hereto shall cooperate and take such actions, and execute such other documents as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.


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         19   No Alienation of Benefits.  To the extent permitted by law the benefits provided by this Agreement shall not be subject to garnishment, attachment or any other legal process by the creditors of the Executive, his beneficiary or his estate.

         20   Indemnification. The Company shall provide indemnification to the
Executive to the maximum extent permitted by the Company's corporate bylaws and under New York law.

         21   Change in Control. Change in Control shall mean (i) a sale of all or substantially all of the assets of the Company to a Person who is not an Affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction, (ii) a sale by any Person resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include Company or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction.

              (a) Following the Change in Control (a) the Executive may terminate his employment within 60 days or (b) if the acquiring Company decides to terminate the Executive without cause, then upon Executive's execution of a general release in the Company's customary form, Executive shall be entitled, as his exclusive remedy hereunder to (x) full and immediate vesting of all otherwise unvested Stock Options and
         (y) a payment equal to the lesser of (i) the amount of salary and bonus he would have been entitled to receive under this contract for the duration of the otherwise applicable term or (ii) the greatest payment which, in combination with all other payments to which he would be entitled, would not constitute an "excess parachute payment" as such term is defined in Section 280G(b)(1) of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                          KIMCO REALTY CORPORATION,
                                          a Maryland corporation


                                          By: /s/ Milton Cooper
                                              --------------------------
                                              Milton Cooper
                                              Chief Executive Officer

EXECUTIVE


/s/ David Henry
----------------------
David Henry


Executive's payee pursuant to Section 7(a):

Name ______________________________

Address ___________________________

        ___________________________